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                                                                   Exhibit 10.21

                                                     February 10, 1999

Mr. Rocco A. Di Lillo
2099 Edgeview Drive
Hudson, Ohio  44236

Dear Rocco:

         This letter agreement is intended to set forth the arrangements between you and BridgeStreet Accommodations, Inc. (the "Company") with respect to the termination of your employment with the Company.

         1. Your Employment Agreement dated as of December 30, 1996 between the Company's subsidiary, Corporate Lodgings, Inc., and you (the "Employment Agreement") was terminated effective as of June 8, 1998 (the "Termination Date"), except for the provisions of Sections 7, 8 and 13 of the Employment Agreement which remain and shall remain in full force and effect. Effective as of the Termination Date, you resigned as an officer of the Company and as an officer and/or director of its subsidiaries. Simultaneously with your execution of this letter agreement you shall resign, and this letter agreement shall constitute your resignation, as a director of the Company.

         2. (a) From the date of this Agreement until December 8, 1999 (the "Payment Period"), the Company will pay to you installments of your base salary at the rate in effect as of the Termination Date at such times as though you were employed with the Company throughout such period. The Company shall deduct any applicable withholding taxes and similar required or authorized deductions. In addition, in the Company's first regular payroll cycle commencing after the expiration of the seven-day period referred to in Section 15, the Company will pay you the sum of Forty-Three Thousand Seventy-Six Dollars and Ninety-Two Cents ($43,076.92), representing severance pay from October 4, 1998 through January 23, 1999, in addition to the amount of severance pay otherwise due from January 23, 1999 after deducting any applicable withholding taxes and similar required or authorized deductions. The Company also shall reimburse you in the amount of $1,276.68 for costs you incurred to maintain medical insurance after October 4, 1998 to date.

              (b) During the Payment Period, you will be eligible to participate in the Company's medical insurance plan, subject to the terms and conditions of the plan. Such participation shall be on the same terms and conditions as apply to all executive level employees of the Company.

              (c) Although you have ceased to be an employee of the Company, you shall be available to provide such operations and management consulting services as an independent contractor to the Company during the Payment Period as the Company shall reasonably request, not to exceed a reasonable commitment of time to be determined by you. The Company and any officers of the Company seeking your advice or requesting you to act will, insofar as reasonably practicable, consider your convenience in the timing of their requests, and your failure or inability, by reason of temporary illness or other cause beyond your control or because of absence for reasonable periods, to respond to such requests during any such temporary period shall not be deemed to constitute a default on your part in the

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performance of your obligation to render such services. Other than the payments described in Section 2(a), you shall not be entitled to any other compensation for any consulting services provided.

         3. In the event of the completion prior to July 31, 2001 of a Change in Control (as defined below) or the completion prior to January 31, 2002 of a Change in Control which has been publicly announced prior to on or July 31, 2001, the Company shall pay you on a date no later than ten (10) days after the date of the completion of the Transaction (as defined below) a sum equal to the greater of (i) One Hundred Fifty Thousand Dollars ($150,000) or (ii) the product equal to (A) the positive difference of the Price Per Share (as defined below) less $9.00 (as appropriately adjusted for any stock splits or similar events) multiplied by (B) fifty thousand (50,000). As used in this Agreement, "Price Per Share" means the quotient of (i) all things of value received or to be received by the Company and its wholly-owned subsidiary entities (in the case of the sale of all or substantially all the assets of the Company) or the stockholders (in the case of all other Transactions), including but not limited to cash, cash equivalents, debt securities, equity securities, property of all kinds and liabilities assumed, discharged or refinanced in connection with the Transaction; (ii) divided by the number of shares of common stock (giving effect to any preferential rights accorded to any class thereof) and common stock equivalents (including options, warrants, convertible notes and preferred stock, etc.) of the Company outstanding at the time of any such Transaction, provided that in the event of a tender offer Transaction involving less than all the common stock of the Company outstanding, the Price Per Share shall be determined using only the shares involved in the Transaction. As used in this Agreement, "Change in Control" means (i) a cash or share exchange tender offer or a merger, consolidation, reorganization or other business combination transaction or series of transactions with respect to which the Company is not the surviving entity or with respect to which the beneficial owners of the outstanding shares of common stock of the Company immediately prior to such transaction do not, immediately following such transaction, beneficially own more than 50% of the outstanding shares of Common Stock of the Company resulting from such transaction; (ii) the sale of all or substantially all the assets of the Company; or (iii) the liquidation or dissolution of the Company (each, a "Transaction").

         4. You hereby acknowledge that there are no other benefits, compensation or remuneration of any kind owing to you from the Company, including, without limitation, any accrued vacation or sick pay, other than your rights under the Consolidated Omnibus Budget Reconciliation Act of 1985. As an independent contractor of the Company, you shall not be entitled to participate in, accrue any benefits under, or receive any payments from any employee welfare benefit or retirement plans or arrangements that the Company may provide to its employees; and the fees paid under this Agreement shall not be deemed to be salary or other compensation to you for purposes of any such plans or arrangements.

         5. Until (but not including) the 1999 annual meeting of the stockholders of the Company (i) all written materials provided to the directors of the Company in contemplation of a telephone or other meeting of the full Board of Directors of the Company or in connection with the distribution of an action by written consent for the full Board shall be provided to you and (ii) you, at your election, may attend meetings of the Board of Directors of the Company. The Company will pay you customary directors' fees for, and reimburse your expenses in

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connection with, any full Board meetings that you attend prior to the 1999 annual stockholders' meeting.

         6. You agree that all source code, object code, memoranda, notes, records, charts, reports, letters and other documents and software made, compiled, received, held or used by you while employed by the Company, concerning any phase of the business of the Company, are the Company's property and, together with all reproductions or abstracts thereof and together with all Company credit cards and keys, have been returned to the Company.

         7. You hereby acknowledge and agree that this Agreement is intended to be a complete and final settlement of any and all causes of action or claims that you have had, now have or may now have, whether known or unknown against the Company or any of the persons or entities specified below, including without limitation, all causes of action or claims in any way related to or arising out of or in connection with your employment by the Company and/or its termination or pursuant to any federal, state or local employment laws, regulations, executive orders or other requirements such as Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, the Age Discrimination in Employment Act of 1967, the Rehabilitation Act of 1973, the Older Workers Benefit Protection Act, and the Americans with Disabilities Act of 1990, as they may be amended, or the acquisition by the Company of Corporate Lodgings, Inc. or any transactions related thereto (collectively, "Claims"). You hereby release, waive and discharge any and all such Claims against the Company and its respective affiliates and past, present and future directors, officers, agents, employees, shareholders, promoters, successors and assigns, and you hereby agree that neither you nor any of your heirs or personal representatives will ever assert in any forum any such cause of action or claim.

         Without limiting in any way the generality of the foregoing release, it is expressly agreed that you waive, release and forego any chance, rights or opportunity to seek reemployment or reinstatement to employment with the Company or any subsidiary of the Company, at any location, now or ever in the future and that you shall not apply for or seek in any way to be reinstated, reemployed or hired by any of them in the future.

         8. The Company hereby releases, waives and discharges you and your successors and assigns from and against all causes of action or claims that it ever had, now has or may now have, whether known or unknown, against you, other than causes of action or claims arising in connection with your intentional misconduct or fraudulent acts, in connection with that certain Agreement and Plan of Merger dated as of December 30, 1996 among the Company, you, Corporate Lodgings, Inc. and certain of its affiliated companies (the "Merger Agreement") or in connection with your non-competition letter agreement to the Company

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dated December 30, 1996 (the "Non-Competition Agreement"). The Company hereby represents and warrants to you that it currently knows of no claims against you which are of the type excluded from the foregoing release.

         9. You hereby agree not to disclose to any person (except your spouse, attorney or financial advisor), organization or agency the terms of this Agreement except as required by law and then only after notice is given by you or your attorney to the Company such that, where feasible, the Company will have a reasonable prior opportunity to oppose such disclosure. You also acknowledge and agree that the restrictions against disclosure and use of confidential information set forth in Section 8 of the Employment Agreement remain in full force and effect and shall apply to any Confidential Information (as defined in the Employment Agreement) of the Company obtained by you during the Payment Period.

         10. The Company and you each agree with the other not to discuss with any person or entity the circumstances surrounding your employment with or separation from the Company, except to the extent required by law. You agree not to make any adverse remarks whatsoever concerning the business, operations, strategies, policies, prospects, affairs and financial condition of the Company. The Company agrees that it will not make any adverse remarks whatsoever concerning you and that it will instruct its executive officers, directors and other management level employees whom you request in writing to the Company to be so instructed not to make any adverse remarks whatsoever concerning you. The Company and you agree that any public disclosure of this Agreement or of the circumstances of your departure from the Company shall be agreed upon by both parties prior to its disclosure, other than disclosure required by law, provided, however, that with regard to disclosure required by applicable securities laws, only factual disclosures made under such securities laws may be made without your prior agreement.

         11. It is expressly understood and agreed that by entering into this Agreement, the Company in no way thereby admits that it unlawfully or wrongfully discriminated against you due to your age or status or otherwise treated you unlawfully.

         12. All payments to be made to you and benefits to be made available to you in accordance with the terms of this Agreement, and the performance by the Company of its other obligations hereunder, shall be conditioned on your continued compliance with the covenants set forth in this Agreement and in the Non-Competition Agreement.

         13. The Company and you agree that irreparable damages would occur in the event that Sections 6, 9 and 10 of this Agreement were not performed by the party obligated thereunder in accordance with their specific terms. It is accordingly agreed that the other party will be entitled to an injunction or injunctions to prevent breaches of the party obligated thereunder and to enforce specifically the terms and provisions hereof in any court having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity.

         14. If any term or provision of this Agreement or the application thereof to any person, property or circumstance shall to any extent be invalid or unenforceable, the remainder of this


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Agreement or the application of such term or provision to persons, property or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

         15. For a period of seven days following your execution of this Agreement, you may revoke this Agreement, and this Agreement shall not become effective or enforceable until this seven-day revocation period has expired. No payments provided for by this Agreement will be made until after this seven-day period has expired without your revoking this Agreement.

         16. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio without regard to conflicts of law principles. The obligations of the Company and you hereunder shall inure to the benefit of and be binding on the respective heirs, personal representatives, successors and assigns of the parties. This Agreement embodies the entire agreement and understanding between you and the Company concerning your employment and the termination thereof and incorporates and supersedes all other agreements with regard to your employment and the termination thereof. This Agreement shall not affect your option to purchase 25,000 shares of Common Stock of the Company. Similarly, this Agreement shall not affect the Merger Agreement or the Non-Competition Agreement. Notwithstanding the foregoing, we agree with you that (i) your hiring of Sally Bowman shall not constitute violation of
Section 1(iv) the Non-Competition Agreement, it being understood that this waiver will not constitute of waiver in any future similar occurrences, and (ii) you shall not violate the first sentence or clauses (i) or (iii) of Section 1 of the Non-Competition Agreement if you own or become interested, directly or indirectly, in a bed and breakfast or similar inn, provided that a material portion of the business of such bed and breakfast or similar inn does not involve providing extended stay lodging or flexible accommodation services.

         17. This Agreement may be amended or modified only upon the written mutual consent of the parties.

         18. You hereby acknowledge and agree that (a) you understand the provisions of this Agreement, (b) your agreement hereunder is knowing and voluntary, (c) you have been afforded a full and reasonable opportunity of at least twenty-one days to consider its terms and to consult with or seek advice from any attorney or any other persons of your choosing and (d) you have been advised by the Company to consult with an attorney prior to executing this Agreement and have, in fact, consulted with an attorney.



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         If the foregoing is in accordance with your understanding, please sign and return the enclosed copy of this letter, whereupon this letter and such copy will constitute a binding agreement between you and the Company on the basis set forth above.

                                Very truly yours,

                                BRIDGESTREET ACCOMMODATIONS, INC.


                                By /s/ John E. Danneberg
                                   -----------------------------------------
                                Its President


Acknowledged and Agreed to:

/s/ Rocco A. DiLillo
----------------------------
Rocco A. Di Lillo